UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest event reported):

July 15, 2009

Metabolic Research, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-28769	20-8050263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 McLeod Dr, Ste 7, Las Vegas, NV 89120

(Address of principal United States executive offices and Zip Code)

702-263-7070

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02.Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The registrant has concluded that disclosure should be made to prevent reliance on previously issued financial statements. The Condensed Consolidated Statement of Operations and the Condensed Consolidated Statement of Cash Flows have been restated for the three months ended March 31, 2009. It has been concluded that the issued financial statements, covering the three months ended March 31, 2009 for which the registrant is required to provide financial statements under Regulation S-X(17 CFR 210)should no longer be relied upon because of a mathematical calculation error in such financial statements. This error carries back to previously stated financials. The company is currently determining which of the previous reported Financial Statements are affected by this error. The registrant was advised that the date of the conclusion regarding the non-reliance is July 15, 2009 for the three months ended March 31, 2009 on the Condensed Consolidated Statement of Operations and the Condensed Consolidated Statement of Cash Flows.

The error in the financial statements necessitates restatement of Consulting Expenses. Some contracts previously issued by the company had not been factored in the subject financial statements and therefore where not expensed in the relevant periods. This matter was discussed with the independent accountant who is currently reviewing and addressing the relevant items.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metabolic Research, Inc.

Date: September 4, 2009	By:	/s/ T. W. OWEN
Name : T. W. OWEN
Title: Secretary

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